As filed with the U.S. Securities and Exchange Commission on September 3, 2024

Registration Statement No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Xtant Medical holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5313323
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

664 Cruiser Lane

Belgrade, Montana 59714

(406) 388-0480

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean E. Browne

President and Chief Executive Officer

Xtant Medical Holdings, Inc.

664 Cruiser Lane

Belgrade, Montana 59714

(406) 388-0480

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy E. Culbert, Esq.

Emily Humbert, Esq.

Fox Rothschild LLP

City Center

33 South Sixth Street, Suite 3600

Minneapolis, Minnesota 55402

(612) 607-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by the selling stockholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities, and neither we nor the selling stockholders are soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2024

PRELIMINARY PROSPECTUS

7,812,500 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to an aggregate of 7,812,500 shares of common stock, par value $0.000001 per share, of Xtant Medical Holdings, Inc. by the selling stockholders named in this prospectus, including their respective donees, pledgees, transferees, assignees or other successors-in-interest. The selling stockholders acquired these shares from us pursuant to a Securities Purchase Agreement, dated as of August 7, 2024, pursuant to which we issued an aggregate of 7,812,500 shares of common stock in a private placement at a per share purchase price of $0.64.

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from sales of the shares offered by the selling stockholders, although we will incur expenses in connection with the offering. The registration of the resale of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling stockholders. The timing and amount of any sales are within the sole discretion of the selling stockholders.

The shares of common stock offered under this prospectus may be sold by the selling stockholders through public or private transactions, on or off the NYSE American, at prevailing market prices or at privately negotiated prices. For more information on the times and manner in which the selling stockholders may sell the shares of common stock under this prospectus, please see the section entitled “Plan of Distribution,” beginning on page 16 of this prospectus.

Our common stock is listed on the NYSE American under the symbol “XTNT.” On August 28, 2024, the last reported sale price of our common stock on the NYSE American was $0.71 per share.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

We are responsible for the information contained and incorporated by reference in this prospectus and any accompanying prospectus supplement we prepare or authorize. Neither we nor the selling stockholders, as defined below, have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

For investors outside the United States: we have not, and the selling stockholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the common stock and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), under the Securities Act of 1933, as amended (“Securities Act”). Under this registration process, the selling stockholders named in this prospectus may offer or sell shares of our common stock in one or more offerings from time to time. Each time the selling stockholders named in this prospectus (or in any supplement to this prospectus) sell shares of our common stock under the registration statement of which this prospectus is a part, such selling stockholders must provide a copy of this prospectus and any applicable prospectus supplement to a potential purchaser as required by law.

In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” beginning on page 18 of this prospectus and “Incorporation of Certain Information by Reference” beginning on page 17 of this prospectus.

Neither we, nor the selling stockholders, have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any of the selling stockholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, see “Risk Factors” beginning on page 2 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 7 of this prospectus.

Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless the context otherwise indicates, the terms “Xtant,” “XTNT,” “Company,” “we,” “us,” and “our” as used in this prospectus refer to Xtant Medical Holdings, Inc. and our subsidiaries, and the term “common stock” refers to our common stock, par value $0.000001 per share. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

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PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including risk factors, see “Risk Factors” beginning on page 2 of this prospectus, and our most recent consolidated financial statements and related notes.

About Xtant Medical Holdings, Inc.

We are a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity, and degenerative procedures. Our products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease. We promote our products in the United States through independent distributors and stocking agents, supported by direct employees.

We have an extensive sales channel of independent commissioned agents and stocking distributors in the United States representing some or all of our products. We also maintain a national accounts program to enable our agents to gain access to integrated delivery network hospitals (“IDNs”) and through group purchasing organizations (“GPOs”). We have biologics contracts with major GPOs, as well as extensive access to IDNs across the United States for both biologics and spine hardware systems. While our focus is the United States market, we promote and sell our products internationally through direct sales representatives and stocking distribution partners in Canada, Mexico, South America, Australia, and certain Pacific region countries.

The address of our principal executive office is 664 Cruiser Lane Belgrade, Montana 59714 and our telephone number is (406) 388-0480.

Our Recent Private Placement

Securities Purchase Agreement

On August 7, 2024, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which we agreed to issue 7,812,500 shares of common stock in a private placement (the “Private Placement”) at a per share purchase price of $0.64. The closing of the Private Placement occurred on August 9, 2024. We received gross proceeds of approximately $5.0 million before deducting estimated offering fees and expenses payable by the Company. We expect to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

Under the terms of the Securities Purchase Agreement, each of our directors and executive officers entered into lock-up agreements with the Company pursuant to which they agreed, subject to certain customary exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to, any shares of our common stock or securities convertible, exchangeable or exercisable into, shares of our common stock beneficially owned, held or hereafter acquired by such director or executive officer.

Registration Rights Agreement

Under the terms of the Securities Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors at the closing of the Private Placement pursuant to which we agreed to prepare and file a shelf resale registration statement (the “Resale Registration Statement”) with the SEC within 30 days of the date of the closing for purposes of registering the resale of the shares of common stock (the “Registrable Securities”). The registration statement of which this prospectus is a part has been filed to satisfy this obligation. Under the terms of the Registration Rights Agreement, we agreed to use commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 days of the date of the closing (90 days in the event the Resale Registration Statement is reviewed by the SEC). If we fail to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, we will be required to pay liquidated damages to the Investors. We also agreed, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement.

The Offering

Common stock to be offered by the selling stockholders:	Up to 7,812,500 shares

Common stock to be outstanding after the offering:	138,710,402 shares

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 9 of this prospectus.

Risk factors:	You should read the “Risk Factors” beginning on page 2 of this prospectus and the “Risk Factors” sections of the documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the NYSE American under the symbol “XTNT.”

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RISK FACTORS

Before making an investment decision, you should carefully consider the following risks and the risks described in the “Risk Factors” section of our most recent Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 8, 2024, and in any other documents incorporated by reference into this prospectus, as updated by our future filings. The occurrence of any of the events described below could have a material adverse effect on our business, financial condition, results of operations, cash flows, prospects or the value of our common stock. These risks are not the only ones that we face. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

Risks Related to this Offering and Our Common Stock

Sales of shares in connection with this offering may cause the market price of our common stock to decline.

In connection with the Private Placement, we entered into the Securities Purchase Agreement and Registration Rights Agreement, pursuant to which we agreed to register for resale with the SEC the shares of our common stock issued to the selling stockholders in the Private Placement. The registration statement of which this prospectus is a part has been filed to satisfy this obligation. Upon the effectiveness of the registration statement, the shares we issued in the Private Placement may be freely sold in the open market. The sale of a significant amount of these shares of our common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

Shares of our common stock are equity securities and are subordinate to our outstanding indebtedness.

Shares of our common stock are common equity interests. This means that our common stock will rank junior to any outstanding shares of our preferred stock that we may issue in the future or to the indebtedness under our Amended and Restated Credit, Security and Guaranty Agreement (Term Loan), as amended, and Amended and Restated Credit, Security and Guaranty Agreement (Revolving Loan), as amended (together, the “Credit Agreements”) with MidCap Financial Trust and MidCap Funding IV Trust, respectively, and any future indebtedness we may incur and to all creditor claims and other non-equity claims against us and our assets available to satisfy claims on us, including claims in a bankruptcy or similar proceeding. Additionally, unlike indebtedness, where principal and interest customarily are payable on specified due dates, in the case of our common stock, (i) dividends are payable only when and if declared by our Board of Directors, and (ii) as a corporation, we are restricted to making dividend payments and redemption payments out of legally available assets. We have never paid a dividend on our common stock and have no current intention to pay dividends in the future. In addition, our Credit Agreements preclude us from paying dividends. Furthermore, our common stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the voting rights available to stockholders generally.

Our inability to comply with the continued listing requirements of the NYSE American could result in our common stock being delisted, which could affect its market price and liquidity and reduce our ability to raise capital.

We are required to meet certain qualitative and financial tests to maintain the listing of our common stock on the NYSE American. If we do not maintain compliance with the continued listing requirements for the NYSE American within specified periods and subject to permitted extensions, our common stock may be recommended for delisting (subject to any appeal we would file). No assurance can be provided that we will continue to comply with these continued listing requirements. If our common stock were delisted, it could be more difficult to buy or sell our common stock and to obtain accurate quotations, and the price of our stock could suffer a material decline. Delisting would also impair our ability to raise capital.

The market price of our common stock is extremely volatile, which may affect our ability to raise capital in the future and may subject the value of the investment of our stockholders to sudden decreases.

The market price for securities of medical device and biotechnology companies, including ours, historically has been highly volatile, and the market from time to time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies. The trading volume and prices of our common stock have been and may continue to be volatile and could fluctuate widely due to factors both within and beyond our control. During 2023, the sale price of our common stock ranged from $0.58 to $1.39 per share, and our daily trading volume ranged from 1,000 to 790,000 shares. During the first six months of 2024, the sale price of our common stock ranged from $1.31 to $0.60 per share, and our daily trading volume ranged from 7,300 to 949,700 shares. Such volatility may be the result of broad market and industry factors. Future fluctuations in the trading price or liquidity of our common stock may harm the value of the investment of our stockholders in our common stock. Factors that may have a significant impact on the market price and marketability of our common stock include, among others:

●	the terms of any potential future transaction(s) related to debt financing, debt restructuring or capital raising;

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●	our ability to make interest payments under our Credit Agreements;

●	our observance of covenants under our Credit Agreements;

●	announcements of technological innovations or new commercial products by us or our present or potential competitors;

●	developments or disputes concerning patent or other proprietary rights;

●	developments in our relationships with employees, suppliers, distributors, sales representatives and customers;

●	acquisitions or divestitures;

●	litigation and government proceedings;

●	adverse legislation, including changes in governmental regulation;

●	third-party reimbursement policies;

●	additions or departures of key personnel;

●	sales of our equity securities by our significant stockholders or management or sales of additional equity securities by our Company;

●	changes in securities analysts’ recommendations;

●	short selling;

●	changes in health care policies and practices;

●	the delisting of our common stock or halting or suspension of trading in our common stock by the NYSE American;

●	economic, social and other external factors, such as epidemics or pandemics, supply chain disruptions, labor shortages and persistent inflation; and

●	general market conditions.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted. These lawsuits often seek unspecified damages, and as with any litigation proceeding, one cannot predict with certainty the eventual outcome of pending litigation. Furthermore, we may have to incur substantial expenses in connection with any such lawsuits and our management’s attention and resources could be diverted from operating our business as we respond to any such litigation. We maintain insurance to cover these risks for us and our directors and officers, but our insurance is subject to high deductibles to reduce premium expense, and there is no guarantee that the insurance will cover any specific claim that we currently face or may face in the future, or that it will be adequate to cover all potential liabilities and damages.

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Our actual operating results may differ significantly from our guidance, which could cause the market price of our common stock to decline.

We issue guidance regarding our future performance, such as our anticipated annual revenue, that represents our management’s estimates as of the date of release. This guidance, which consists of forward-looking statements, is prepared by our management and is qualified by, and subject to, the assumptions and the other information contained or referred to in the release. Our guidance is not prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither any independent registered public accounting firm nor any other independent expert or outside party compiles, examines or reviews the guidance and, accordingly, no such person expresses any opinion or any other form of assurance with respect thereto.

Guidance is based upon a number of assumptions and estimates that, while presented with numerical specificity, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and are based upon specific assumptions with respect to future business decisions, some of which will change. We generally state possible outcomes as high and low ranges which are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of these ranges. The principal reason that we release this data is to provide a basis for our management to discuss our business outlook with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons.

Guidance is necessarily speculative in nature, and it can be expected that some or all of the assumptions of the guidance furnished by us will not materialize or will vary significantly from actual results. Accordingly, our guidance is only an estimate of what management believes is realizable as of the date of release. Actual results will vary from the guidance and the variations may be material. Investors should also recognize that the reliability of any forecasted financial data will diminish the farther in the future that the data are forecast. In light of the foregoing, investors are urged to put the guidance in context and not to place undue reliance on it.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 8, 2024 could result in the actual operating results being different than our guidance, and such differences may be adverse and material. The failure to achieve such guidance could disappoint investors and analysts and cause the market price of our common stock to decline.

We may issue additional common stock resulting in stock ownership dilution.

From time to time, we issue equity securities to raise additional financing and in connection with debt restructurings. In our recent Private Placement, we issued $5.0 million of shares of common stock at a per share purchase price of $0.64 per share. Future dilution may occur due to additional future equity issuances and/or equity financing events by us, including any potential future restructuring of our outstanding indebtedness. In addition, we may raise additional capital through the sale of equity or convertible debt securities, which would further dilute the ownership interests of our stockholders. As of June 30, 2024, we had outstanding warrants to purchase approximately 12,237,470 shares of our common stock, stock options to purchase 4,719,585 shares of our common stock, restricted stock unit awards covering 3,948,058 shares of our common stock, performance stock unit awards covering 1,772,217 shares of our common stock (assuming target performance) and deferred stock unit awards covering 1,920,171 shares of our common stock under the Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan, Xtant Medical Holdings, Inc. Second Amended and Restated 2018 Equity Incentive Plan, and our prior equity compensation plan, and 5,554,340 shares available for issuance under the Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan. If these or any future warrants, options or restricted stock units are exercised or otherwise converted into shares of our common stock, our stockholders will experience additional dilution.

The sale or availability for sale of substantial amounts of our common stock or other equity securities could adversely affect the market price of our common stock.

Sales of substantial amounts of our common stock or a preferred stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. We cannot predict what effect, if any, market sales of securities beneficially owned by OrbiMed Advisors LLC or any other stockholder or the availability of these securities for future sale will have on the market price of our common stock.

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If securities analysts stop publishing research or reports about us or our business, or if they downgrade our common stock, the trading volume and market price of our common stock could decline.

The market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. If any analyst who covers us downgrades our stock or lowers its future stock price targets or estimates of our operating results, our stock price could decline rapidly. Furthermore, if any analyst ceases to cover our Company, we could lose visibility in the market. Each of these events could, in turn, cause our trading volume and the market price of our common stock to decline.

Anti-takeover provisions in our organizational documents and agreements may discourage or prevent a change in control, even if a sale of the Company could be beneficial to our stockholders, which could cause our stock price to decline and prevent attempts by our stockholders to replace or remove our current management.

Several provisions of our Restated Certificate of Incorporation (“Charter”) and Third Amended and Restated Bylaws (“Bylaws”) and our Investor Rights Agreement (as amended, the “Investor Rights Agreement”) with OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”) and ROS Acquisition Offshore (“ROS”) could make it difficult for our stockholders to change the composition of our Board of Directors, preventing them from changing the composition of management. In addition, several provisions of our Charter and Bylaws may discourage, delay or prevent a merger or acquisition that our stockholders may consider favorable. These provisions include:

●	We have shares of common stock and preferred stock available for issuance without stockholder approval. The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

●	Shares of our common stock do not have cumulative voting rights in the election of directors, so our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.

●	Special meetings of the stockholders may be called only by the Board of Directors, the chair of the Board of Directors or the chief executive officer.

●	The Board of Directors may adopt, alter, amend or repeal our Bylaws without stockholder approval.

●	Unless otherwise provided by law, any newly created directorship or any vacancy occurring on the Board of Directors for any cause may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors even if such majority is less than a quorum, and any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

●	Prior to July 26, 2030, fixing the number of directors at more than seven directors requires the approval of at least 75% of our directors then holding office.

●	The affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal the provisions of our Charter related to the amendment of our Bylaws, the Board of Directors and our stockholders as well as the general provisions of our Charter.

●	Stockholders must follow advance notice procedures to submit nominations of candidates for election to the Board of Directors at an annual or special meeting of our stockholders, including director election contests subject to the SEC’s universal proxy rules, and must follow advance notice procedures to submit other proposals for business to be brought before an annual meeting of our stockholders.

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●	Unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware, (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has subject matter jurisdiction, the federal district court for the District of Delaware), will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising under any provision of the General Corporation Law of the State of Delaware (“DGCL”), our Charter or our Bylaws, or (iv) any action asserting a claim governed by the internal-affairs doctrine; provided, however, that unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by applicable law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

●	The Investor Rights Agreement includes director nomination rights, which provide that so long as the Ownership Threshold (as defined in the Investor Rights Agreement) is met, Royalty Opportunities and ROS are entitled to nominate such individuals to the Board of Directors constituting a majority of the directors. In addition, under the Investor Rights Agreement, so long as the Ownership Threshold is met, certain matters require the approval of Royalty Opportunities and ROS to proceed with such a transaction, including without limitation, the sale, transfer or other disposition of our assets or businesses or our subsidiaries with a value in excess of $250,000 in the aggregate during any fiscal year (other than sales of inventory or supplies in the ordinary course of business, sales of obsolete assets (excluding real estate), sale-leaseback transactions and accounts receivable factoring transactions).

●	The Letter Agreement between us and Mr. Stavros Vizirgianakis includes director nomination rights, which terminate on the earlier of (i) the date on which Mr. Vizirgianakis ceases to hold at least 75% of the shares of common stock purchased by him in our 2022 private placement, (ii) October 7, 2024, or (iii) upon written notice of Mr. Vizirgianakis to us.

These anti-takeover provisions could substantially impede the ability of our stockholders to benefit from a change in control and, as a result, could materially adversely affect the market price of our common stock and the ability of our stockholders to realize any potential change-in-control premium.

Our Board of Directors is authorized to issue and designate shares of our preferred stock without stockholder approval.

Our Charter authorizes our Board of Directors, without the approval of our stockholders, to issue up to 10 million shares of our preferred stock, subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Charter, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these series of preferred stock may be senior to or on parity with our common stock, which may reduce its value.

Our Charter designates the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us.

Our Charter provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware, (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has subject matter jurisdiction, the federal district court for the District of Delaware), will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising under any provision of the DGCL, our Charter or our Bylaws, or (iv) any action asserting a claim governed by the internal-affairs doctrine. Furthermore, unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by applicable law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any security of Xtant will be deemed to have notice of and consented to these provisions. This provision may limit the ability of our stockholders to obtain a favorable judicial forum for disputes with us.

We have never paid dividends and do not expect to do so in the foreseeable future.

We have not declared or paid any cash dividends on our common stock. The payment of dividends in the future will be dependent on our earnings and financial condition and on such other factors as our Board of Directors considers appropriate. Unless and until we pay dividends, stockholders may not receive a return on their shares of our common stock. There is no present intention by our Board of Directors to pay dividends on our common stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of our Credit Agreements preclude us from paying dividends. As a result, appreciation, if any, in the market price of our common stock will be the sole source of gain for our stockholders for the foreseeable future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, or filings with the SEC and our public releases, that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements include, but are not limited to, statements regarding our “expectations,” “hopes,” “beliefs,” “intentions” or “strategies” regarding the future. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should” and “would,” as well as similar expressions, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward looking. Forward-looking statements contained in or incorporated by reference into this prospectus may include, for example, statements about the following topics and are subject to certain risks and uncertainties, including the following:

●	our use of proceeds from the Private Placement, which use is within the discretion of management;

●	our ability to increase revenue and our ability to improve our gross margins, our operating expenses as a percentage of revenue, and obtain and sustain profitability;

●	our ability to become operationally self-sustaining by controlling our supply chain and becoming less reliant on production and manufacturing of our products outside of our control, which we believe will allow us to be a larger and more diverse producer of biologics;

●	our ability to integrate the products acquired as part of the acquisition of Surgalign SPV, Inc., the acquisition of certain assets and liabilities of Surgalign Holdings, Inc., and the acquisition of certain assets of RTI Surgical, Inc. and achieve future sales of those products as anticipated, especially given their respective declines in sales before we acquired them, and other risks associated with those acquisitions and any future business combinations or acquisitions we may pursue;

●	the effect of our private label and original equipment manufacturer business on our business and operating results and risks associated therewith, including fluctuations in our operating results and decreased profit margins;

●	our ability and success in implementing key growth and process improvement initiatives designed to increase our production capacity, revenue and scale and risks associated with such growth and process improvement initiatives;

●	our ability to implement successfully our four key growth pillars, which are focused on introducing new products; expanding our distribution network and achieving greater contract access; leveraging and penetrating adjacent markets and completing targeted strategic acquisitions;

●	risks associated with our international operations, including but not limited to the effect of foreign currency exchange rate fluctuations and compliance with foreign legal and regulatory requirements, current and future wars, related sanctions and geopolitical tensions, political risks associated with the potential instability of governments and legal systems in countries in which we or our customers or suppliers conduct business, and other potential conflicts;

●	our ability to operate in international markets and effectively manage our international subsidiaries, which require management attention and financial resources;

●	our ability to navigate manufacturing challenges related to the production of biologics products and recover from our prior stem cell shortage and our ability to win back stem cell customers and achieve future stem cell revenue as anticipated;

●	our ability to retain and expand our agreements with GPOs and IDNs and sell products to members of such GPOs and IDNs;

●	the effect of inflation and supply chain disruptions, which could result in delayed product launches, lost revenue, higher costs, decreased profit margins, and other adverse effects on our business and operating results;

●	the effect of labor and staffing shortages at hospitals and other medical facilities on the number of elective procedures in which our products are used and as a result our revenues, as well as global and local labor shortages and loss of personnel, which have adversely affected and may continue to adversely affect our ability to produce product to meet demand;

●	our ability to remain competitive;

●	our ability to rebrand and integrate acquired products with our existing product line and successfully transition our customers from some of our older legacy hardware products to these new products and the anticipated adverse effect of these transitions on our organic revenue growth rate;

●	our ability to innovate, develop, introduce and market new products and technologies and the success of such new products and technologies, including our recently launched amniotic membrane allografts, SimpliGraft™ and SimpliMax™;

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●	our dependence on and ability to retain and recruit independent sales agents and distributors and motivate and incentivize them to sell our products, including in particular our dependence on key independent agents for a significant portion of our revenue;

●	the ability of our sales personnel, including our independent sales agents and distributors, to achieve expected results;

●	our reliance on third party suppliers and manufacturers;

●	the effect of product liability claims and other litigation to which we may be subjected and product recalls and defects;

●	the effect of infectious diseases on our business, operating results and financial condition;

●	the effect of fluctuations in foreign currency exchange rates on our earnings and our foreign currency translation adjustments;

●	risks associated with and the effect of a shift in procedures using our products from hospitals to ambulatory surgical centers, which would put pressure on the price of our products and margins;

●	our ability to obtain and maintain regulatory approvals in the United States and abroad and the effect of government regulations and our compliance with government regulations;

●	the ability of our clinical trials to demonstrate competent and reliable evidence of the safety and effectiveness of our products;

●	our ability to remain accredited with the American Association of Tissue Banks and continue to obtain a sufficient number of donor cadavers for our products;

●	our ability to obtain and maintain government and third-party coverage and reimbursement for our products;

●	our ability to attract, retain and engage qualified technical, sales and processing personnel and members of our management team, especially in light of a tight labor market and increasing cost of living in and around the Belgrade, Montana area;

●	our ability to maintain sufficient liquidity to fund our operations and obtain financing on reasonable terms when needed and the effect of such additional financing on our business, results of operations, financial condition and stockholders;

●	our ability to service our debt and comply with the covenants in our credit agreements and the effect of our significant indebtedness on our business, results of operations, financial condition and prospects;

●	our expectations regarding operating trends, future financial performance and expense management and our estimates of our future revenue, expenses, ongoing losses, gross margins, operating leverage, capital requirements and our need for, or ability to obtain, additional financing and the availability of our credit facilities;

●	our ability to effectively remediate our outstanding material weaknesses and maintain effective internal control over financial reporting;

●	our ability to obtain and protect our intellectual property and proprietary rights and operate without infringing the intellectual property rights of others;

●	our ability to maintain our stock listing on the NYSE American Exchange;

●	risks inherent in being a controlled company; and

●	the effect of a global economic slowdown, rising interest rates and the prospects for recession, a possible U.S. government shutdown, as well as past and potential future disruptions in access to bank deposits or lending commitments due to bank failures, which could materially and adversely affect our revenue, liquidity, financial condition and results of operations.

The forward-looking statements contained in this prospectus or in any documents incorporated by reference are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, or assumptions, many of which are beyond our control, which may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in this prospectus, see “Risk Factors” beginning on page 2 of this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 8, 2024.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or that the forward-looking events and circumstances will occur. All forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

You should also read carefully the factors described in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on August 8, 2024, and in any other documents incorporated by reference into this prospectus, as updated by our future filings, to better understand significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these factors, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this report, and you should not place undue reliance on any forward-looking statements.

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USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of our common stock described in the section entitled “Selling Stockholders,” beginning on page 14 of this prospectus, to resell such shares. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by the selling stockholders.

We will bear all expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement.

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DESCRIPTION OF SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of our common stock and preferred stock and does not purport to be complete. It is subject to and qualified in its entirety by reference to the provisions of our Charter, Bylaws and the Investor Rights Agreement, which are filed as exhibits to the registration statement that includes this prospectus and are incorporated by reference herein, and the agreement between the Company and Stavros G. Vizirgianakis (the “Lead Investor Agreement”). We encourage you to read our Charter, our Bylaws, the Investor Rights Agreement, the Lead Investor Agreement and the applicable provisions of the DGCL for additional information.

Authorized and Outstanding Capital Stock

Our Charter provides that we have authority to issue 300,000,000 shares of common stock, 138,710,402 of which are issued and outstanding as of August 28, 2024 and 10,000,000 shares of preferred stock, none of which are issued and outstanding as of the date of this prospectus. As of August 28, 2024, in the aggregate, we had outstanding warrants to purchase 12,237,470 shares of our common stock, stock options to purchase 4,459,062 shares of our common stock, restricted stock unit awards covering 3,249,340 shares of our common stock, performance stock unit awards covering 1,710,776 shares of our common stock (assuming target performance) and deferred stock unit awards covering 2,611,096 shares of our common stock under the Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan, Xtant Medical Holdings, Inc. Second Amended and Restated 2018 Equity Incentive Plan, and our prior equity compensation plan, and 4,553,228 shares available for issuance under the Xtant Medical Holdings, Inc. 2023 Equity Incentive Plan.

Our preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution or resolutions, to fix the number of shares of any series of preferred stock and to determine the designation, powers, rights, preferences, qualifications, limitations, privileges and restrictions, if any, of any wholly unissued series of preferred stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

We may amend from time to time our Charter to increase the number of authorized shares of common stock or preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of the shares entitled to vote thereon. In addition, pursuant to our Charter, the Board of Directors is authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series (including a series of preferred stock), the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to certain limitations, without the vote of our stockholders.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders, including in all elections for directors. Stockholders are not entitled to cumulative voting in the election of directors. Subject to applicable law and the rights, if any, of the holders of outstanding shares of any series of preferred stock we may designate and issue in the future, holders of our common stock are entitled to vote on all matters on which stockholders are generally entitled to vote.

Our stockholders may vote either in person or by proxy. At all meetings of stockholders for the election of directors at which a quorum is present, a plurality of the votes cast shall be sufficient to elect. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by our Charter, our Bylaws, the rules or regulations of any stock exchange applicable to us or applicable law or pursuant to any regulation applicable to us or our securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of our stock that are present in person or by proxy and entitled to vote thereon.

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Dividends

Our Board of Directors may authorize, and we may make, distributions to our stockholders, subject to any restriction in our Charter and to those limitations prescribed by law and contractual restrictions. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that the Board of Directors may determine to issue from time to time.

Liquidation Rights

Upon liquidation, dissolution or winding up, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to applicable law and the rights, if any, of the holders of any class of preferred stock then outstanding.

Other Rights and Preferences

Under the terms of our Charter and Bylaws, holders of our common stock have no preemptive rights, conversion rights or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Board of Directors may designate and issue in the future. Our Charter and Bylaws do not restrict the ability of a holder of our common stock to transfer his, her or its shares of common stock. All shares of our common stock currently outstanding are fully paid and non-assessable.

Transfer Agent

The transfer agent for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Exchange Listing

Our common stock is listed on NYSE American under the symbol “XTNT.”

Anti-Takeover Effects of Certain Provisions of our Charter, Bylaws, the Investor Rights Agreement and the Lead Investor Agreement, Our Status as a Controlled Company and under the DGCL

Anti-takeover provisions in our Charter, Bylaws, the Investor Rights Agreement and the Lead Investor Agreement, our status as a controlled company and under the DGCL may discourage or prevent a change in control, even if such a sale could be beneficial to our stockholders.

Charter and Bylaws

Our Charter and Bylaws contain the following anti-takeover provisions that may have an anti-takeover effect of delaying, deferring or preventing a change in control of the Company:

●	We have shares of common stock and preferred stock available for issuance without stockholder approval. The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

●	Shares of our common stock do not have cumulative voting rights in the election of directors, so our stockholders holding a majority of the shares of common stock outstanding will be able to elect all of our directors.

●	Special meetings of the stockholders may be called only by the Board of Directors, the Chair of the Board of Directors or the Chief Executive Officer.

●	The Board of Directors may adopt, alter, amend or repeal our Bylaws without stockholder approval.

●	Unless otherwise provided by law, any newly created directorship or any vacancy occurring on the Board of Directors for any cause may be filled by the affirmative vote of a majority of the remaining members of the Board of Directors, even if such majority is less than a quorum, and any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

●	Prior to July 26, 2030, fixing the number of directors at more than seven directors requires the approval of at least 75% of our directors then holding office.

●	The affirmative vote of the holders of at least two-thirds of the voting power of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend or repeal the provisions of our Charter related to the amendment of our Bylaws, the Board of Directors and our stockholders as well as the general provisions of our Charter.

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●	Stockholders must follow advance notice procedures to submit nominations of candidates for election to the Board of Directors at an annual or special meeting of our stockholders, including director election contests subject to the SEC’s universal proxy rules, and must follow advance notice procedures to submit other proposals for business to be brought before an annual meeting of our stockholders.

●	Unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, a state court located within the State of Delaware or, if no state court located within the State of Delaware has subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders, (iii) any action asserting a claim arising under any provision of the DGCL, our Charter or our Bylaws, or (iv) any action asserting a claim governed by the internal-affairs doctrine; provided, however, that unless we consent in writing to an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by applicable law, the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Investor Rights Agreement

We are party to an Investor Rights Agreement, which includes certain provisions that may have an anti-takeover effect of delaying, deferring or preventing a change in control of the Company. The Investor Rights Agreement includes director nomination rights, which provide that so long as the Ownership Threshold (as defined in the Investor Rights Agreement) is met, Royalty Opportunities and ROS are entitled to nominate such individuals to the Board of Directors constituting a majority of the directors. In addition, under the Investor Rights Agreement, so long as the Ownership Threshold is met, certain matters require the approval of Royalty Opportunities and ROS to proceed with such a transaction, including without limitation, the sale, transfer or other disposition of assets or businesses of the Company or its subsidiaries with a value in excess of $250,000 in the aggregate during any fiscal year (other than sales of inventory or supplies in the ordinary course of business, sales of obsolete assets (excluding real estate), sale-leaseback transactions and accounts receivable factoring transactions).

Lead Investor Agreement

In connection with our 2022 private placement, we entered into the Lead Investor Agreement with Stavros G. Vizirgianakis, as the lead investor of the 2022 private placement, pursuant to we agreed to provide certain director nomination rights to Mr. Vizirgianakis. Pursuant to the terms of the Lead Investor Agreement, we expanded the size of our Board of Directors by one position and elected Mr. Vizirgianakis as a director to fill the vacancy created as a result of the increase, effective upon completion of the first closing of the 2022 private placement. In addition, we elected Mr. Vizirgianakis as Chair of the Board of Directors, effective upon completion of the first closing. The director nomination rights set forth in the Lead Investor Agreement will terminate on the earlier of (i) the date on which Mr. Vizirgianakis ceases to hold at least 75% of the shares of our common stock to be purchased by him in the 2022 private placement; (ii) October 7, 2024; or (iii) upon written notice of Mr. Vizirgianakis to the Company.

Controlled Company Status

We are a “controlled company” as defined in section 801(a) of the NYSE American Company Guide because more than 50% of the combined voting power of all of our outstanding common stock is beneficially owned by OrbiMed Advisors LLC. Our status as a controlled company may have an anti-takeover effect of delaying, deferring or preventing a change in control of the Company.

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Section 203 of the DGCL

We have elected to be subject to Section 203 of the DGCL (“Section 203”), and we are prohibited from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting shares outstanding at the time the transaction began, excluding for purposes of determining the voting shares outstanding (but not the outstanding voting shares owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
●	on or after such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting shares that are not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the company and the interested stockholder;
●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the company involving the interested stockholder;
●	subject to certain exceptions, any transaction that results in the issuance or transfer by the company of any shares of the company to the interested stockholder;
●	any transaction involving the company that has the effect of increasing the proportionate share of the shares or any class or series of shares of the company beneficially owned by the interested stockholder; or
●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the company.

In general, by reference to Section 203, an “interested stockholder” is an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status owned, 15% or more of the outstanding voting shares of the company.

Limitations of Liability and Indemnification Matters

We have adopted provisions in our Charter that limit or eliminate the liability of our directors and officers for monetary damages for breach of their fiduciary duties, except for a breach of the duty of loyalty to our Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, or for any transaction from which a director or officer, as the case may be, derived an improper personal benefit. Accordingly, our directors and officers will not be personally liable for monetary damages for breach of their fiduciary duties as directors or officers, respectively, except with respect to the following:

●	any breach of their duty of loyalty to us or our stockholders;
●	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	in the case of directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
●	any transaction from which the director or officer derived an improper personal benefit; or
●	in the case of officers, any action by or in the right of the Company.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of director or officer liability, then the liability of our directors and/or officers will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

Our Bylaws provide for mandatory indemnification of directors and officers to the maximum extent allowed by applicable law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. In addition, we have also entered into indemnification agreements with our directors and officers, pursuant to which we must:

●	indemnify officers and directors against certain liabilities that may arise because of their status as officers and directors;
●	advance expenses, as incurred, to officers and directors in connection with a legal proceeding subject to limited exceptions; and
●	cover officers and directors under any general or directors’ and officers’ liability insurance policy maintained by us.

We also maintain directors’ and officers’ liability insurance.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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SELLING STOCKHOLDERS

The shares of our common stock offered under this prospectus may be offered from time to time by the selling stockholders named below or by any of their respective pledgees, donees, transferees or other successors-in-interest. As used in this prospectus, the term “selling stockholders” includes the selling stockholders identified below and any donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The selling stockholders named below acquired the shares of our common stock being offered under this prospectus directly from us following the Private Placement. We issued the shares to the selling stockholders in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

The following table sets forth as of August 28, 2024: (1) the name of each selling stockholder for whom we are registering shares of our common stock under the registration statement of which this prospectus is a part, (2) the number of shares of our common stock beneficially owned by each of the selling stockholders prior to the offering, determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the number of shares of our common stock that may be offered by each selling stockholder under this prospectus and (4) the number of shares of our common stock to be owned by each selling stockholder after completion of this offering. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling stockholders or their representatives, or on our records, as of August 28, 2024. The percentage of beneficial ownership for the following table is based on 138,710,402 shares of our common stock outstanding as of August 28, 2024.

To our knowledge, except as indicated in the footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to all shares of our common stock shown in the table to be beneficially owned by such stockholder. Except as described below, none of the selling stockholders has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. In addition, based on information provided to us, none of the selling stockholders that are affiliates of broker-dealers, if any, purchased the shares of our common stock outside the ordinary course of business or, at the time of their acquisition of such shares, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares. Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

	Shares Beneficially Owned Prior to the Offering		Number of Shares Being	Shares Beneficially Owned After Completion of the Offering
Name of Selling Stockholder	Number	Percentage	Offered	Number	Percentage
Blackwell Partners LLC - Series A(1)	5,286,317	3.8%	3,031,530	2,254,787	1.6%
Corbin Sustainability & Engagement Fund, L.P.(1)	234,375	*	234,375	—	—
Nantahala Capital Partners Limited Partnership(1)	1,863,585	1.3%	1,180,136	683,449	*
NCP RFM LP(1)	1,508,223	1.1%	866,459	641,764	*
Pinehurst Partners, L.P.(1)	2,500,000	1.8%	2,500,000	—	—
Total	11,392,500		7,812,500

* Less than 1%

(1)	Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling stockholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling stockholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling stockholder.

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Material Relationships Between Selling Stockholders and Xtant

2024 Private Placement

On August 7, 2024, we entered into the Securities Purchase Agreement with the Investors, pursuant to which we agreed to issue 7,812,500 shares of common stock in a Private Placement at a per share purchase price of $0.64. The closing of the Private Placement occurred on August 9, 2024. We received gross proceeds of $5.0 million before deducting estimated offering expenses payable by the Company. We expect to use the net proceeds from the Private Placement for working capital and other general corporate purposes.

Under the terms of the Securities Purchase Agreement, each of our directors and executive officers entered into lock-up agreements with the Company pursuant to which they agreed, subject to certain customary exceptions, not to offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position, with respect to, any shares of our common stock or securities convertible, exchangeable or exercisable into, shares of our common stock beneficially owned, held or hereafter acquired by such director or executive officer.

Under the terms of the Securities Purchase Agreement, we entered into the Registration Rights Agreement with the Investors at the closing of the Private Placement pursuant to which we agreed to prepare and file a Resale Registration Statement with the SEC within 30 days of the date of the closing for purposes of registering the resale of the Registrable Securities. The registration statement of which this prospectus is a part has been filed to satisfy this obligation. Under the terms of the Registration Rights Agreement, we agreed to use commercially reasonable best efforts to cause the Resale Registration Statement to be declared effective by the SEC within 60 days of the date of the closing (90 days in the event the Resale Registration Statement is reviewed by the SEC). If we fail to meet the specified filing deadlines or keep the Resale Registration Statement effective, subject to certain permitted exceptions, we will be required to pay liquidated damages to the Investors. We also agreed, among other things, to indemnify the selling stockholders from certain liabilities and to pay all fees and expenses incident to our performance of or compliance with the Registration Rights Agreement.

2023 Private Placement

On July 3, 2023, we entered into a securities purchase agreement with several investors, pursuant to which we agreed to issue an aggregate of 20,000,000 shares of our common stock at a per share purchase price of $0.75 for aggregate gross proceeds of $15.0 million. The closing of the Private Placement occurred on July 6, 2023, at which time we entered into a registration rights agreement with the investors. Blackwell Partners LLC - Series A, Nantahala Capital Partners Limited Partnership and NCP RFM LP participated in the 2023 private placement as well as our recent Private Placement.

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PLAN OF DISTRIBUTION

The selling stockholders and any of their respective transferees, pledgees, donees, assignees or other successors-in-interest may, from time to time, sell any or all of their respective shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. See “Selling Stockholders” on page 14 of this prospectus. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at fixed prices subject to change or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	an exchange or market distribution in accordance with the rules of the NYSE American;
●	privately negotiated transactions;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	transactions in which a broker-dealer solicits purchasers on a best-efforts basis;
●	through one or more underwriters on a firm commitment or best-efforts basis;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	directly to one or more purchasers;
●	through agents; or
●	a combination of any such methods of sale.

The selling stockholders also may sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. In connection with sales of the shares of our common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of our common stock offered hereby short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of our common stock offered hereby to broker-dealers that in turn may sell such shares.

In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such case, any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, exceed the amount permitted by applicable regulations.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and satisfied.

The selling stockholders have informed us that none of them has any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock. If any selling stockholder notifies us that an arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.

There can be no assurance that any selling stockholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus is a part.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to use our best efforts to keep the registration statement of which this prospectus is a part continuously effective, supplemented and amended as required by the Securities Act, in order to permit this prospectus to be usable by the selling stockholders for a period from the date the registration statement becomes effective to, and including, the date upon which no registrable securities are outstanding and constitute “restricted securities” (as defined in Rule 144 under the Securities Act). We will bear all expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement and will reimburse the selling stockholders for the reasonable fees and disbursements of one firm or counsel to act as counsel for the selling stockholders in connection with this offering.

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LEGAL MATTERS

The validity of the shares of our common stock being offered by this prospectus has been passed upon for us by Fox Rothschild LLP, Minneapolis, Minnesota.

EXPERTS

The financial statements of Xtant Medical Holdings, Inc. as of and for the year ended December 31, 2023 incorporated by reference into this prospectus and in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Xtant Medical Holdings, Inc. as of and for the year ended December 31, 2022 incorporated by reference into this prospectus and in the registration statement have been so incorporated by reference in reliance upon the report of Plante & Moran, PLLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Surgalign Holdings, Inc. incorporated by reference into this prospectus and in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, appearing in our Amendment No. 1 to Current Report on Form 8-K filed with the SEC on October 26, 2023, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (File No. 001-34951) that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;
●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, filed on May 15, 2024, and June 30, 2024, filed on August 8, 2024;
●	our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on October 26, 2023, which amended the Form 8-K filed on August 10, 2023; March 7, 2024; July 24, 2024; August 8, 2024; and September 3, 2024; and
●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024, including any amendment or report filed for the purpose of updating such description.

We also are incorporating by reference any future information filed (rather than furnished) by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement and after the date of this prospectus until the termination of the offering. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

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You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its website at www.sec.gov. You may also obtain these documents from us, free of charge, by visiting our internet website www.xtantmedical.com or by writing to us or calling us at the following address and phone number:

Xtant Medical Holdings, Inc.

600 Cruiser Lane

Belgrade, Montana 59714

Attn: Corporate Secretary

(406) 388-0480

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC.

You may also obtain the documents that we file electronically on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, or on our website at www.xtantmedical.com. Information contained on our website is not incorporated by reference herein and does not constitute part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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XTANT MEDICAL HOLDINGS, INC.

PROSPECTUS

7,812,500 Shares of Common Stock

             , 2024

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of our common stock being registered. All the amounts shown are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$830
Accounting fees and expenses	27,500
Legal fees and expenses	10,000
Miscellaneous	5,000
Total	$43,330

Item 15. Indemnification of Directors and Officers

General Corporation Law of the State of Delaware

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the DGCL states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.

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Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, except for liability for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock purchases or redemptions in the case of a director, for any transaction from which the director or officer derived an improper personal benefit or in the case of an officer any action by or in the right of the corporation. No such provision shall eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision becomes effective.

Charter

The Company has adopted provisions in its Charter that limit director and officer liability to the fullest extent permitted by law.

Bylaws

The Company’s Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by applicable law.

Indemnification Agreements

We have entered into agreements with our directors and executive officers that require us to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not permitted by applicable law.

Insurance Policies

We have purchased an insurance policy that purports to insure our directors and officers against certain liabilities incurred by them in the discharge of their functions as directors and officers.

The foregoing description of Section 145 of the DGCL, Section 102(b)(7) of the DGCL, our Charter and our Bylaws is only a summary and is qualified in its entirety by the full text of each of the foregoing.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

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Item 16.	Exhibits

(a)	Exhibits

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Xtant Medical Holdings, Inc. (filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 (SEC File No. 001-34591) and incorporated by reference herein)

3.2	Third Amended and Restated Bylaws of Xtant Medical Holdings, Inc. (Effective as of June 1, 2023) (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 19, 2023 (SEC File No. 001-34951) and incorporated by reference herein)

4.1	Form of Common Stock Certificate (filed as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 8, 2022 (SEC File No. 001-34951) and incorporated by reference herein)

4.2	Investor Rights Agreement dated February 14, 2018 by and among Xtant Medical Holdings, Inc., OrbiMed Royalty Opportunities II, LP, ROS Acquisition Offshore LP, Park West Partners International, Limited and Park West Investors Master Fund, Limited (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 16, 2018 (SEC File No. 001-34951) and incorporated by reference herein)

4.3	Amendment No. 1 to Investor Rights Agreement, dated as of May 2, 2023, among Xtant Medical Holdings, Inc., OrbiMed Royalty Opportunities II, LP and ROS Acquisition Offshore LP (filed as Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (SEC File No. 001-34951) and incorporated by reference herein)

4.4	Registration Rights Agreement (for Common Stock underlying the Indenture Notes) dated January 17, 2017 by and among Xtant Medical Holdings, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP. (filed as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2017 (SEC File No. 001-34951) and incorporated by reference herein)

4.5	Registration Rights Agreement (for Common Stock underlying the PIK Notes) dated January 17, 2017 by and among Xtant Medical Holdings, Inc., ROS Acquisition Offshore LP and OrbiMed Royalty Opportunities II, LP. (filed as Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 20, 2017 (SEC File No. 001-34951) and incorporated by reference herein)

4.6	Registration Rights Agreement (for Common Stock issued upon the exchange of the Notes and pursuant to the Private Placement) dated as of February 14, 2018 by and among Xtant Medical Holdings, Inc., OrbiMed Royalty Opportunities II, LP, ROS Acquisition Offshore LP, Telemetry Securities, L.L.C., Bruce Fund, Inc., Park West Investors Master Fund, Limited, and Park West Partners International, Limited (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 16, 2018 (SEC File No. 001-34951) and incorporated by reference herein)

4.7	Registration Rights Agreement dated October 1, 2020 by and among Xtant Medical Holdings, Inc., OrbiMed Royalty Opportunities II, LP, and ROS Acquisition Offshore LP (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 1, 2020 (SEC File No. 001-34951) and incorporated by reference herein)

4.8	Registration Rights Agreement dated February 24, 2021 by and between Xtant Medical Holdings, Inc. and the investor party thereto (filed as Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on April 6, 2021 (Sec File No. 333-255074) and incorporated by reference herein)

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Exhibit No.	Description
4.9	Registration Rights Agreement, dated as of August 25, 2022, by and among Xtant Medical Holdings, Inc. and the investors party thereto (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 31, 2022 (SEC File No. 001-34951) and incorporated by reference herein)

4.10	Registration Rights Agreement, dated as of July 6, 2023, among Xtant Medical Holdings, Inc. and the investors party thereto (filed as Exhibit 4.9 to the Registrant’s Registration Statement on Form S-3 filed with the SEC on July 7, 2023 (SEC File No. 333-273169) and incorporated by reference herein)

4.11*	Registration Rights Agreement, dated as of August 9, 2024, by and among Xtant Medical Holdings, Inc. and the investor party thereto

4.12	Form of Investor Warrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 22, 2021 (SEC File No. 001-34951) and incorporated by reference herein)

4.13	Form of Placement Agent Warrant (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 22, 2021 (SEC File No. 001-34951) and incorporated by reference herein)

4.14	Form of Warrant (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 24, 2022 (SEC File No. 001-34951) and incorporated by reference herein)

4.15	Form of Vendor Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024 (SEC File No. 001-34951) and incorporated by reference herein)

5.1*	Opinion of Fox Rothschild LLP

10.1	Securities Purchase Agreement, dated as of August 7, 2024, by and among Xtant Medical Holdings, Inc. and the investor party thereto (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2024 (SEC File No. 001-34951) and incorporated by reference herein)

23.1*	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP

23.2*	Consent of Independent Registered Public Accounting Firm, Grant Thornton LLP

23.3*	Consent of Independent Registered Public Accounting Firm, Plante & Moran, PLLC

23.4*	Consent of Fox Rothschild LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

107*	Calculation of Filing Fee Tables

*	Filed herewith

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Belgrade, State of Montana, on September 3, 2024.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Name:	Sean E. Browne
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Xtant Medical Holdings, Inc., a Delaware corporation, hereby constitute and appoint Sean E. Browne and Scott C. Neils, and each of them individually, as the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact to sign for the undersigned and in their respective names as an officer/director of the Company, any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Sean E. Browne	President and Chief Executive Officer and Director	September 3, 2024
Sean E. Browne	(Principal Executive Officer)

/s/ Scott C. Neils	Chief Financial Officer	September 3, 2024
Scott C. Neils	(Principal Financial Officer and Principal Accounting Officer)

/s/ Stavros G. Vizirgianakis	Chair of the Board of Directors	September 3, 2024
Stavros G. Vizirgianakis

/s/ John K. Bakewell	Director	September 3, 2024
John K. Bakewell

/s/ Jonn R. Beeson	Director	September 3, 2024
Jonn R. Beeson

/s/ Robert E. McNamara	Director	September 3, 2024
Robert E. McNamara

/s/ Lori D. Mitchell-Keller	Director	September 3, 2024
Lori D. Mitchell-Keller

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